Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

April 15, 2024

Bridger Aerospace Group Holdings, Inc.

90 Aviation Lane

Belgrade, Montana 59714

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (File No. 333-276721) (the “Registration Statement”) filed by Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was initially filed with the SEC on January 26, 2024 and declared effective by the SEC on February 6, 2024. Pursuant to the Registration Statement, the Company is issuing 2,183,366 shares (the “Shares”) in the aggregate of its common stock, $0.0001 par value per share, pursuant to certain Securities Purchase Agreements, each dated as of April 15, 2024 (collectively, the “Purchase Agreements”), each between the Company and the purchaser party thereto (collectively, the “Purchasers”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Purchase Agreements, the amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Purchase Agreements and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

1

Bridger Aerospace Group Holdings, Inc.

April 15, 2024

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares covered by the Registration Statement pursuant to the Purchase Agreements have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the Purchasers against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the Purchasers against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, all in accordance with the Purchase Agreements.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinion set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

2